Exhibit 10.10A

NEO FORM

METALDYNE PERFORMANCE GROUP INC.

2014 Equity Incentive Plan

Restricted Stock Award Agreement

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is entered into as of [—], 2014 (the “Grant Date”) between Metaldyne Performance Group Inc., a Delaware corporation (the “Company”), and [—] (“Participant”).

WHEREAS, the Company has adopted the Metaldyne Performance Group Inc. 2014 Equity Incentive Plan, as it may be amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms used but not defined herein shall have the meaning set forth in the Plan;

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to issue shares of the Company’s Common Stock subject to certain restrictions and vesting requirements related to the ownership of such shares by the Participant and other matters described herein (the “Restricted Stock”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

Section 1. Restricted Stock Award.

(a) Grant. The Compensation Committee of the Board of Directors of the Company (the “Committee”) hereby grants to the Participant on the Grant Date, [—] shares of Restricted Stock subject to the terms and conditions set forth in this Agreement, the Plan and the Stockholders’ Agreement, dated as of August 4, 2014, among the Company, the Participant and certain other stockholders of the Company (as it may be amended from time to time, the “Stockholders’ Agreement”).

(b) Grant Contingent Upon Public Offering. This Agreement and the grant of Restricted Stock hereunder shall be contingent upon the Company’s currently contemplated Public Offering. If such Public Offering is not consummated within ninety (90) days of the Grant Date, this Agreement and the grant of Restricted Stock shall be void ab initio and of no further force or effect.

(c) No Purchase Price. In lieu of a purchase price, this award of Restricted Stock is made in consideration of Service previously rendered by the Participant to the Company and its Subsidiaries.

Section 2. Issuance of Shares.

(a) Book-Entry Registration of the Shares; Delivery of Shares. The Company may at its election either (i) after the Grant Date, issue a certificate representing the shares of Restricted Stock subject to this Agreement and place a legend on and stop transfer notice describing the restrictions on and forfeitability of such shares of Restricted Stock, in which case the Company may retain such certificates unless and until the shares of Restricted Stock represented by such certificate have vested and may cancel

NEO FORM

such certificate if and to the extent that the shares of Restricted Stock are forfeited or otherwise required to be transferred back to the Company, or (ii) not issue any certificate representing shares of Restricted Stock subject to this Agreement and instead document the Participant’s interest in the shares of Restricted Stock by registering such shares with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form in the Participant’s name with the applicable restrictions noted in the book-entry system, in which case no certificate(s) representing all or a part of such shares will be issued unless and until such shares become vested pursuant to Section 3 hereof. The Company may provide a reasonable delay in the issuance or delivery of vested shares of Restricted Stock as it determines appropriate to address tax withholding and other administrative matters.

(b) Stockholder Rights. Subject to Section 5 below, the Participant shall have all rights of a stockholder of the Company with respect to the Restricted Stock, including voting rights, subject to the restrictions, terms and conditions set forth in this Agreement and in the Stockholders’ Agreement; provided, that, (x) any regular cash dividends paid with respect to an unvested share of Restricted Stock shall be withheld by the Company and shall be paid to the Participant, without interest, within thirty (30) days after such share of Restricted Stock becomes vested hereunder and (y) any property (other than cash) distributed with respect to an unvested share of Restricted Stock (the “associated share”), including without limitation a distribution of shares by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be forfeited if and when the associated share is so forfeited or shall vest if and when the associated share vests.

(c) Withholding Requirements. As a condition to the grant or vesting of the Restricted Stock, the Participant shall make such arrangements as the Committee may require for the satisfaction of any Federal, state, local or foreign withholding tax obligations that may arise in connection with such Restricted Stock. The Participant may elect to satisfy such obligations in cash or, in the Committee’s discretion, by having the Company withhold a number of shares of vested Restricted Stock having a value equal to such obligation.

Section 3. Vesting of Restricted Stock.

(a) General. Subject to Section 3(b) and Section 3(c) below, twenty-five percent (25%) of the number of shares of Restricted Stock shall vest on the first anniversary of the Grant Date and seventy-five percent (75%) of the number of shares of Restricted Stock shall vest on the second (2nd) anniversary of the Grant Date (each, a “Vesting Date”), subject to the Participant’s continued Service with the Company through and including the applicable Vesting Date. Any Restricted Stock, together with any other assets or securities in respect of such Restricted Stock (e.g., dividends) that remains unvested as of the Participant’s termination of Service with the Company for any reason, after application of Section 3(b) and Section 3(c), as applicable, (the “Unvested Shares”) shall be deemed automatically retransferred to and reacquired by the Company, without consideration, effective as of the date of termination of Service, and the Participant shall forfeit all rights in connection with the Unvested Shares without consideration.

NEO FORM

(b) Termination without Cause; Resignation for Good Reason.

(i) Upon a termination of the Participant’s Service with the Company without Cause or by the Participant for Good Reason prior to the second anniversary of the Grant Date, the Restricted Stock shall fully vest to the extent not yet vested as of the date of such termination of Service.

(ii) For purposes of this Agreement, “Cause” shall have the meaning set forth in the Participant’s employment or other service agreement, if any, in effect as of the time of the Participant’s termination of Service and, if no such agreement is in effect at such time, “Cause” shall have the meaning set forth in the Plan.

(iii) For purposes of this Agreement, “Good Reason” shall mean the Participant’s resignation from Service with the Company if and to the extent such resignation satisfies the terms and conditions of the definition of “Good Reason” or similar term of like import, if any, set forth in the Participant’s employment or other service agreement, if any, in effect as of the time of the Participant’s termination of Service.

(c) Death; Disability. Upon the Participant’s termination of Service by reason of death or Disability (as defined below) prior to the second anniversary of the Grant Date, the Participant shall vest in a pro rata portion of the Restricted Stock equal to (i) the product (rounded to the nearest whole share) of (A) the number of shares of Restricted Stock granted pursuant to this Agreement and (B) a fraction, the numerator of which is the number of calendar days that have elapsed since the Grant Date prior to the Participant’s termination of Service and the denominator of which is the number of calendar days from the Grant Date to the Vesting Date, minus (ii) the amount of Restricted Stock that has already vested, if any, as of the date of such termination of Service.

(d) Termination for Cause. All shares of Restricted Stock, whether vested or unvested, together with any other assets or securities in respect of such Restricted Stock (e.g., dividends), whether vested or unvested, shall be forfeited without payment therefor in the event of the Participant’s termination of Service by the Company for Cause, whether such termination occurs on, prior to, or after any Vesting Date.

Section 4. Adjustment of Shares. In the event of any change with respect to the outstanding shares of Common Stock of the Company, the Restricted Stock may be adjusted in accordance with Section 4.5 of the Plan.

Section 5. Miscellaneous Provisions

(a) Registration. The Company may, but shall not be obligated, to register or qualify the shares of Restricted Stock under the Securities Act or any other applicable law, except, solely to the extent required under the Stockholders’ Agreement.

(b) Additional Restrictions. The shares of Restricted Stock are subject to such additional restrictions as are set forth in the Stockholders’ Agreement and any employment or consulting agreement between the Participant and the Company or any Subsidiary or affiliate, as well as such other restrictions

NEO FORM

upon the sale, pledge or other transfer of such shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions), that in the judgment of the Company, are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

(c) Participant Undertaking. The Participant agrees to take whatever additional actions and execute whatever additional documents that the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the shares of Restricted Stock pursuant to the provisions of this Agreement or to comply with applicable laws.

(d) Securities Laws Requirements. No shares of Restricted Stock will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Restricted Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Restricted Stock pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Restricted Stock issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

(e) Section 83(b) Election. The Participant may file an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, along with regulations and guidance promulgated thereunder (the “Code”) with respect to the Restricted Stock, provided that the Participant has made such arrangements as the Committee may require for the satisfaction of any Federal, state, local or foreign withholding tax obligations with respect to the transfer of Shares in cash, upon the filing of such election. If the Participant makes an election pursuant to Section 83(b) of the Code, the Participant shall file, within thirty (30) days following the Grant Date, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b) of the Code, even if the Participant requests the Company or its representatives to make this filing on his or her behalf.

(f) Non-transferability. Prior to vesting, no Restricted Stock may be transferred, assigned, pledged or hypothecated by the Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except (i) by beneficiary designation, will or the laws of descent and distribution and (ii) in the case of a transfer by the Participant to its affiliate with the prior written consent of the Committee in its sole discretion.

(g) No Right to Continued Service. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration, or the right to receive any additional award of Restricted Stock, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

NEO FORM

(h) Transfer Restrictions. Vested shares of Restricted Stock delivered hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable Federal or state laws, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(i) Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

(j) Section 280G Cutback. Notwithstanding anything in this Agreement to the contrary, if any payments or benefits (including without limitation, any accelerated vesting of equity awards) Participant would receive pursuant to this Agreement or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Code (each, a “Payment” and collectively, the “Payments”), the Payments shall be reduced by the minimum possible amount necessary such that no amounts payable to the Participant shall constitute a “parachute payment.” All determinations required to be made under this Section 5(l), including whether any Payment is a “parachute payment” and whether and to what extent a reduction in any Payments is required and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm designated by the Company (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to the Company and the Participant. Any determination by the Accounting Firm shall be binding upon the Participant and the Company. If a reduction in any Payments is required under this Section 5(l), the reduction will occur in the following order: first, by reduction of cash payments; second, by cancellation of accelerated vesting of equity awards; and third, by reduction of other benefits payable to Participant, in each case, in reverse chronological order, beginning with payments or benefits that are to be paid latest.

(k) Entire Agreement. This Agreement, the Stockholders’ Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(l) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(m) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

NEO FORM

(n) Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(o) Amendment. This Agreement shall not be amended unless such amendment is agreed to in writing by both the Participant and the Company.

(p) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware, as such laws are applied to contracts entered into and performed in such jurisdiction.

(q) Signature in Counterparts. This Agreement may be signed in counterparts, manually, or electronically, and each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

By accepting this Grant (as the Participant), I acknowledge and agree that this award of Restricted Stock is granted under and governed by the terms of the Metaldyne Performance Group Inc. 2014 Equity Incentive Plan, which is attached to and made a part of this document. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Award Agreement as of the Grant Date.

Participant	Metaldyne Performance Group Inc.

Name:	Name:

Title:

[SIGNATURE PAGE TO RESTRICTED STOCK AWARD AGREEMENT]